UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2014

DC BRANDS INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Colorado	000-054031
(State or other jurisdiction of incorporation)	(Commission File No.)

1685 S. Colorado Blvd, Unit S291

Denver, CO 80222

(Address of principal executive offices and Zip Code)

(720) 281-7143

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 8, 2014, DC Brands International, Inc., a Colorado corporation, (the “Registrant") executed a binding letter of intent with Lotus MMJ Consulting LLC (“Lotus”) and DC Brands Green Investors, LLC (“Green”), the Registrant’s subsidiary, pursuant to which Lotus agreed to effectuate a merger with Green with Green being the surviving entity. As partial consideration for the merger the Registrant will issue to Lotus 1,000 shares of its Series E Convertible Preferred Stock and the owners of Lotus will receive a twenty percent interest in Green. The Registrant committed to provide working capital to Green in the form of a revolving promissory note in the amount of $200,000. A copy of the Binding Letter of Intent is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing descriptions of the Binding Letter of Intent is qualified in their entirety by reference to the full text of the Binding Letter of Intent, a copy of which is attached hereto as Exhibit 10.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective September 5, 2014, our Certificate of Incorporation was amended to effectuate a reverse stock split (the “Stock Split”) of the issued and outstanding shares of our common stock on 1 for 100 basis.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which are filed as Exhibits 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to the Articles of Incorporation

10.1	Binding Letter of Intent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DC BRANDS INTERNATIONAL, INC.

Date: September 11, 2014	By:	/s/ Robert H. Armstrong
Robert H. Armstrong
Chief Financial Officer

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